Exhibit 99.2

MasterCard Incorporated

First-Quarter 2012

Financial Results Conference Call

May 2, 2012

Business Update

Operational Overview

Economic Update

Business Highlights

1st Quarter Selected Financial Performance

($ in millions, except per share data)

YOY

1Q 12 1Q 11 Growth

Net revenue $ 1,758 $ 1,501 17%

Total operating expenses 758 665 14%

Operating income 1,000 836 20%

Operating margin 56.9% 55.7% 1.2 ppts

Net income $ 682 $ 562 21%

Diluted EPS $ 5.36 $ 4.29 25%

Excluding the APW acquisition, net revenue grew approx. 16% and operating expenses grew approx. 9%

Note: Figures may not sum due to rounding

1st Quarter Gross Dollar Volume (GDV)

($ in billions)

$1,000 Worldwide

18% Growth

$900

$849 Rest of World

$800 21% Growth

$729

$700 $343

$600 $288 $566

United States

$500 $480

14% Growth $191

$400 $163

$283

$300 $248

$506

$200 $441 $126 $152 $374

$318

$100

$123 $131

$0

1Q 11 1Q 12 1Q 11 1Q 12 1Q 11 1Q 12

Credit Debit

Notes: 1. Growth rates are shown in local currency

2. Figures may not sum due to rounding

1st Quarter Processed Transactions and Cards

Processed Transactions 29% Growth

9,000

8,000

7,000 millions) 6,000 (in 5,000 4,000 Transactions 3,000 2,000

1,000

0

7,717 5,971

1Q 11 1Q 12

Cards

9% Growth

2,000

1,800

1,600

1,400

1,200

1,000

800

600

400

200

0

cards (in million)

1,808 1,652

726 664

988 1,082

1Q 11 1Q 12

MasterCard Cards Maestro Cards

Note: Figures may not sum due to rounding

1st Quarter Revenue

($ in millions)

$2,000 $1,500 $1,000 $500 $0 -$500 -$1,000

1Q 11 1Q 12

$1,758 $1,501

$840 $723 $714 $531 $590 $462 $203 $262

($477) ($589)

Domestic Cross-Border Transaction Other Rebates and Total Net

Assessments Volume Fees Processing Fees Revenues Incentives Revenue

+16% +15% +21% +29% +24% +17%

+19%

Constant Currency

Note: Figures may not sum due to rounding

1st Quarter Operating Expenses

($ in millions)

$800 $600 $400 $200 $0

1Q 11 1Q 12

$758 $665 $579 $494

$129 $125 $42 $54

General Advertising Depreciation Total

& & & Operating

Administrative Marketing Amortization Expenses

+17% (3%) +30% +14%

+15%

Constant Currency

Note: Figures may not sum due to rounding

Thoughts for the Future

Business update through April 28

Thoughts for 2012

Net Revenue

Total Operating Expenses

Tax Rate

Long-term financial objectives

MasterCard Worldwide

The Heart of Commerce TM